EXHIBIT 10(z)

                           AMENDMENT TO LOAN AGREEMENT

         This AMENDMENT TO LOAN AGREEMENT (together with all amendments and modifications hereto, the "Agreement)", dated as of October 26th, 1995, is by and among FIRST FIDELITY BANK, N.A., a national banking association with offices located at Broad and Walnut Streets, Philadelphia, PA 19109-1199 (the "Bank"), CENTRAL SPRINKLER COMPANY, a Pennsylvania business corporation with offices located at 451 North Cannon Avenue, Lansdale, PA 19446 (the "Borrower"), CENTRAL SPRINKLER CORPORATION, a Pennsylvania business corporation with offices located at 451 North Cannon Avenue, Lansdale, PA 19446 ("Corporation"), and CENTRAL SPRINK, INC., a California business corporation with offices located at 451 North Cannon Avenue, Lansdale, PA 19446 ("Sprink", and together with Corporation, the "Guarantors", and together with the Borrower, the "Obligors").

                                   Background

         A. The Bank, the Guarantors, and the Borrower entered into that certain loan agreement, dated as of April 15, 1994 (together with all amendments and modifications thereto, the "Loan Agreement"), pursuant to which the Bank agreed to make available to the Borrower a term loan in the original principal amount of $10,000,000.00 (the "Loan").

         B. In connection with the Loan Agreement and in order to evidence the Loan, the Borrower executed and delivered to the Bank that certain Term Loan Note, dated as of April 15, 1994 (together with all amendments and modifications thereto, the "Note"), in favor of the Bank in the original principal amount of $10,000,000.00.

         C. In connection with the execution and delivery of the Loan Agreement and the Note and in order to secure the prompt payment and performance of the Borrower's obligations thereunder, Corporation executed and delivered to the Bank that certain Guaranty, dated as of April 15, 1994 (together with all amendments and modifications thereto, "Corporation Guaranty").

         D. In connection with the execution and delivery of the Loan Agreement and the Note and in order to secure the prompt payment and performance of the Borrower's obligations thereunder, Sprink executed and delivered to the Bank that certain Guaranty, dated as of April 15, 1994 (together with all amendments and modifications thereto, "Sprink Guaranty", and together with Corporation Guaranty, the "Guarantees").

         E. The Loan Agreement, the Note, the Guarantees, and all of the documents, instruments and agreements executed and delivered in connection therewith, together with all amendments and modifications thereto, shall be referred to hereinafter as the "Loan Documents".




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



         F. The Bank, the Borrower, and the Guarantors, pursuant to the terms hereof, wish to amend certain of the terms of the Loan Documents.

         NOW THEREFORE, incorporating the foregoing Background herein by reference and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Defined Terms. Terms used herein which are capitalized but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2.  Amendments.

             (a) The defined term "Consolidated Funded Indebtedness" contained in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

             "Consolidated Funded Indebtedness" means all obligations of the Company for borrowed money, including, without limitation (and without duplication): (a) all obligations, contingent or otherwise, of the Company in connection with all letter of credit facilities (whether or not drawn), acceptance facilities, or other similar facilities issued for the account of the Company; (b) all obligations of the Company evidenced by bonds, debentures, or other similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company; (d) all capital lease obligations of the Company; (e) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business); and (f) all debt referred to in clause
         (a) through (e) above secured by (or for which the holder of such debt has existing rights, contingent or otherwise, to be secured by) any lien, security interest, or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such person; provided, however that: (i) trade indebtedness, tax and other accruals, and deferred compensation occurring in the ordinary course of the Company's business shall be specifically excluded from the foregoing definition; and (ii) the greater of: (A) the aggregate outstanding amount of indebtedness under the bonds referred to in Section 5.12(i), and (B) the maximum aggregate amount of indebtedness for which Central Castings Corporation, the Company or the Guarantors is obligated under the letters of credit which secure such bonds, shall be used for purposes of calculation Consolidated Funded Indebtedness.

             (b) Section 5.11 of the Loan Agreement is hereby amended by: (i) deleting the word "or" which appears at the end of Subsection (h) thereof; (ii) deleting the period at the end of subsection (i) thereof; and (iii) substituting the following for the period deleted pursuant to clause (ii) above:

         ; or

             (j) Liens created to secure indebtedness permitted pursuant to
         Section 5.12(i) hereof.

             (c) Section 5.12(h) of the Loan Agreement is hereby amended and restated in its entirety as follows:

             (h) indebtedness under unsecured lines of credit, provided that such indebtedness shall not exceed $40,000,000 in the aggregate at any time; and

             (d) Section 5.12 of the Loan Agreement is hereby amended by adding a new subsection (i) which states as follows:

             (i) Central Castings Corporation, a Subsidiary of the Company, shall be permitted to obtain up to approximately $11,440,000 of financing for the acquisition and improvement of certain foundry assets located in Calhoun County, Alabama, through the issuance of industrial revenue bonds supported by a letter or letters of credit issued by the Bank, subject to the agreement of Central Castings Corporation (which obligation shall be guaranteed by the Company and the Guarantors), to reimburse the Bank for any and all draws under such letter(s) of credit.

         (e) Section 5.13 of the Loan Agreement is hereby amended by: (i) deleting the word "and" which appears at the end of Subsection (d) thereof; (ii) deleting the period at the end of subsection (e) thereof; and (iii) substituting the following for the period deleted pursuant to clause (ii) above:

         ; and

             (f) guarantees of the indebtedness permitted pursuant to Section 5.12(i) hereof.

         3. Conditions Precedent. The effectiveness of this Agreement and the Bank's obligations hereunder are conditioned upon the satisfaction of the following conditions precedent:

             (a) The Obligors shall have delivered to the Bank this Agreement duly executed by each of the Obligors.

             (b) All proceedings required to be taken by the Obligors in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank and its counsel, and the Bank shall have received all such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

             (d) The Obligors shall have executed and delivered to the Bank such other documents, instruments and agreements as the Bank may reasonably request.

         4. Representations and Warranties. In order to induce the Bank to enter into this Agreement, the Obligors hereby represent and warrant to the Bank as follows:

             (a) The representations and warranties contained in the Loan Documents are true and correct on and as of the date of this Agreement and after giving effect hereto, no Event of Default will be in existence or will occur as a result of giving effect hereto.

             (b) The execution, delivery and performance of this Agreement will not violate any provision of any law or regulation or of any writ or decree of any court or governmental instrumentality, or any of the Obligors' certificate or articles of incorporation, by-laws, or other similar organizational documents.

             (c) Each of the Obligors has the power to execute, deliver and perform this Agreement and each of the documents, instruments and agreements to be executed and/or delivered in connection herewith and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the documents, instruments and agreements executed and/or delivered in connection herewith and the performance of the Loan Agreement as amended hereby.

             (d) The execution, delivery and performance of this Agreement and each of the documents, instruments and agreements to be executed and/or delivered in connection herewith does not require the consent of any other party or the consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency and the Loan Documents, this Agreement and each of the documents, instruments and agreements executed and/or delivered in connection herewith constitute legal, valid and binding obligations of each of the Obligors, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and except as enforcement may be subject to general equitable principles.

         5. Reaffirmation. Except as amended hereby, all of the terms, covenants and conditions of the Loan Agreement and each of the other Loan Documents (including, but not limited to, provisions relating to any authority granted to the Bank to confess judgment against the Borrower and any waiver of the right to trial by jury, if any) are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written and are not intended to be re-enacted as of the above date, but rather to be effective as of the original date of such documents. Each of the Guarantors hereby reaffirms and ratifies all of the terms, covenants, and conditions contained in each of their respective Guarantees and confirms that such Guarantees are binding and enforceable against the Guarantors as if such Guarantees had been executed as of the date hereof.

         6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Obligors and the Bank and their respective successors and assigns; provided, however, that the Obligors may not assign any of their rights, nor delegate any of their obligations, under this Agreement without the prior written consent of the Bank and any purported assignment or delegation absent such consent shall be void. The Bank may at any time assign or otherwise transfer (by participation or otherwise) any or all of its rights, or delegate any or all of its obligations, hereunder.

         7. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. This Agreement shall be deemed to have been executed and delivered when the Bank has received counterparts hereof executed by all parties listed on the signature page(s) hereto.

         8. Amendment and Waiver. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in a writing and signed by the parties hereto.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without reference to conflict of law principles.



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

         10. Severability. Any provision of this Agreement that is held to be inoperative, unenforceable, voidable or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that or any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

         11. Judicial Proceedings. Each party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement, the documents, instruments and agreements executed in connection herewith, the Loan Documents or the dealings of the parties with respect hereto and thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or damages other than, or in addition to, actual damages. THE OBLIGORS ACKNOWLEDGE AND AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE BANK WOULD NOT ENTER INTO THIS AGREEMENT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ATTEST:                                 CENTRAL SPRINKLER COMPANY

By: /s/Edna C. Sauers                   By: /s/Albert T. Sabol
----------------------------            ----------------------------------
Name:  Edna C. Sauers                   Name:  Albert T. Sabol
Title: Secretary                        Title: V.P. - Finance

ATTEST:                                 CENTRAL SPRINKLER CORPORATION

By: /s/Edna C. Sauers                   By: /s/Albert T. Sabol
----------------------------            ----------------------------------
Name:  Edna C. Sauers                   Name:  Albert T. Sabol
Title: Secretary                        Title: V.P. - Finance

ATTEST:                                 CENTRAL SPRINK, INC.

By: /s/Edna C. Sauers                   By: /s/Albert T. Sabol
----------------------------            ----------------------------------
Name:  Edna C. Sauers                   Name:  Albert T. Sabol
Title: Secretary                        Title: V.P. - Finance

                                        FIRST FIDELITY BANK, N.A.

                                        By:
                                        ----------------------------------
                                        Name:



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








                           AMENDMENT TO LOAN AGREEMENT
                           ---------------------------

         THIS AMENDMENT TO LOAN AGREEMENT (this "Amendment") made as of March 31, 1995 by and among FIRST FIDELITY BANK, NATIONAL ASSOCIATION (the "Bank") and CENTRAL SPRINKLER COMPANY, a Pennsylvania corporation (the "Company"), CENTRAL SPRINKLER CORPORATION, a Pennsylvania corporation ("Parent") and CENTRAL SPRINK, INC., a California corporation ("CSI; Parent and CSI being hereinafter referred to collectively as "Guarantors").

                                   BACKGROUND
                                   ----------

         A. The Company, the Guarantors and the Bank are parties to a loan agreement dated as of April 15, 1994 (together with all amendments and modifications thereto, the "Loan Agreement"), pursuant to which the Bank has made a $10,000,000 term loan to the Company which is guaranteed by each Guarantor pursuant to a guaranty agreement in favor of the Bank dated April 15, 1994 (together with all amendments and modifications thereto, the "Guaranty Agreements").

         B. Pursuant to the terms hereof, the Company and the Bank have agreed to modify the terms of the Loan Agreement on the terms and subject to the conditions set forth herein, and the Guarantors have agreed to ratify and confirm the Guaranty Agreements.

         C. Any capitalized terms used in this Amendment which are not defined herein, but which are defined in the Loan Agreement, shall have the meanings given to those terms in the Loan Agreement. The term "Loan Documents" as used in the Loan Agreement shall be deemed to include this Amendment and the Subordination Agreement (as hereinafter defined).

         NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the parties hereto covenant and agree as set forth below.

         1.  Amendments.

             (a) The definition of "Subsidiary" in Section 1.01 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                    "Subsidiary" means, as to any designated corporation, any
               other corporation the shares of stock of which, having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such other corporation, are at the time owned, or the management of which is otherwise controlled by the designated corporation, directly or indirectly through one or more intermediaries or both."

             (b) The first paragraph of Section 5.12 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                    "5.12 Neither the Company nor any Guarantor will, or will
               permit any Subsidiary of the Company or any Subsidiary of any Guarantor to, incur, create or permit to exist any Consolidated Funded Indebtedness, without the prior written consent of the Bank, except that the Company and the Guarantors may incur, create or permit to exist the following:"

             (c) The first paragraph of Section 5.13 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                    "Neither the Company nor any Guarantor will, or will permit any Subsidiary of the Company or any Subsidiary of any Guarantor to, guarantee or otherwise become liable or responsible for Consolidated Funded Indebtedness or other obligations of any other Person, contingent or otherwise, without the written consent of the Bank, except that the Company and the Guarantors may incur, create or permit to exist the following:"

             (d) Section 5.15, 5.16, 5.17 and 5.18 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

                    "5.15. The Parent and its consolidated Subsidiaries will
               maintain a consolidated Tangible Net Worth of at least $37,000,000 at March 31, 1995, June 30, 1995, and September 30,
               1995 and $41,000,000 at December 31, 1995 and at the end of each fiscal quarter thereafter, to be tested in connection with the delivery of quarterly financial statements pursuant to Section 5.01.

                    5.16. The Parent and its consolidated Subsidiaries will
               maintain a ratio of consolidated current assets to consolidated current liabilities not less than 1.3 to 1.0 at March 31, 1995, June 30, 1995, and September 30, 1995; 1.5 to 1.0 at December 31, 1995, March 31, 1996, June 30, 1996, and September 30, 1996; and
               1.75 to 1.0 at December 31, 1996 and at the end of each fiscal quarter thereafter, to be tested in connection with the delivery of quarterly financial statements pursuant to Section 5.01.

                    5.17. The Parent and its consolidated Subsidiaries will
               maintain at all times (a) a ratio of (i) cash, Investments and accounts receivable to (ii) current liabilities not less than 0.7 to 1.0 at March 31, 1995, June 30, 1995 and September 30, 1995,
               and 0.87 to 1.0 at December 31, 1995 at the end of each fiscal quarter thereafter, and (b) cash and Investments in an amount not less than $5,000,000, to be tested on a quarterly basis in connection with the delivery of financial statements pursuant to
               Section 5.01.

                    5.18 The Parent and its consolidated Subsidiaries will
               maintain a ratio of (a) Consolidated Funded Indebtedness, to (b) consolidated Tangible Net Worth not greater than 1.5 to 1.0 at March 31, 1995, June 30, 1995, and September 30, 1995; 1.37 to
               1.0 at December 31, 1995, March 31, 1996, June 30, 1996 and
               September 30, 1996; and 1.2 to 1.0 at December 31, 1996 and at the end of each fiscal quarter thereafter, to be tested in connection with the delivery of quarterly financial statements pursuant to Section 5.01."

             (e) In addition to the Indebtedness permitted pursuant to Section
5.12 of the Loan Agreement, the Bank hereby approves the borrowing by the Company of $11,750,000 from its affiliate, CSC Finance Company, which is evidenced by a promissory note, a copy of which is attached hereto as Exhibit "A" (the "Finance Note"), provided that the indebtedness of the Company under the Finance Note shall at all time be unsecured and shall be subordinated to the indebtedness of the Company to the Bank under the Loan Agreement pursuant to a subordination agreement in the form attached hereto as Exhibit "B" (the "Subordination Agreement").

             (f) In addition to the Indebtedness permitted pursuant to Section
5.12 of the Loan Agreement and the Liens permitted pursuant to Section 5.11 of the Loan Agreement, the Company's wholly-owned Subsidiary, Central Castings Corporation, an Alabama corporation, shall be permitted to obtain up to $10,000,000 of financing for the acquisition of and improvement of certain foundry assets in Calhoun County, Alabama, through the issuance of industrial revenue bonds supported by a letter of credit issued by the Bank (with another participating financial institution), subject to the agreement of Central Castings Corporation (guaranteed by the Company, the Parent and CSI), to reimburse the Bank for all draws under such letter of credit.

         2. Representations and Warranties. In order to induce the Bank to execute this Amendment, the Company makes the following representations and warranties to the Bank:

             (a) Upon the effectiveness of this Amendment, there will be no Default or Event of Default existing under the Loan Agreement;

             (b) The Company has the power and authority to execute and deliver this Amendment and has taken all necessary action to authorize the execution, delivery and performance thereof; and

             (c) The Loan Agreement, as modified and amended by this Amendment, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and except as enforcement is subject to general equitable principles.

             3. Conditions. Prior to or concurrently with the execution of this Amendment, the Company shall deliver to the Bank the Subordination Agreement duly executed by the Company and CSC Finance Company. In addition, within ten
(10) Business Days after the date of this Amendment, the Company shall deliver to the Bank the following in form and substance satisfactory to the Bank:

             (a) copies of the resolutions of the Board of Directors of the Company and each Guarantor authorizing the Company's and each Guarantor's execution and delivery of this Amendment, the performance of the transactions contemplated hereby and thereby, and all such other and further actions in connection herewith as may be necessary and proper, which copies shall be certified as of the date hereof, by the Company's and each Guarantor's secretary or assistant secretary as being true, correct and complete;

             (b) certificate, as of the date hereof, by the Company's and each Guarantor's secretary or assistant secretary as to the incumbency and signatures of the officers signing this Amendment; and

             (c) the items required under (a) and (b) above with respect to the execution of the Subordination Agreement by CSC Finance Company.

             4. Ratification and Confirmation. Except as amended hereby, the Company ratifies and confirms all of the terms and provisions of the Loan Agreement and the documents executed by the Company in accordance therewith, all of which shall remain in full force and effect. The Guarantors, by executing this Amendment below, hereby ratify and confirm the Guaranty dated April 15, 1994 executed by a each of them in favor of the Bank with respect to the Loan Agreement as amended by this Amendment.

         5.  Miscellaneous.

             (a) Expenses. The Company agrees to pay all out-of-pocket costs and expenses of the Bank, including, without limitation, all attorneys' fees and expenses in connection with the negotiation and preparation of this Amendment and the completion of the transactions contemplated hereby.

             (b) Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the Bank, the Company and the Guarantors, and their respective successors and assigns, subject, however, to the restrictions set forth in Section 8.06 of the Loan Agreement.

             (c) Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of the day and year first above written.

ATTEST                              CENTRAL SPRINKLER COMPANY

/s/Rebecca S. Dahn                  By: /s/Albert T. Sabol
----------------------------        ----------------------------------
                                    Name: Albert T. Sabol
                                    Title: V.P. Finance

ATTEST                              CENTRAL SPRINKLER CORPORATION, as
                                    Guarantor

/s/Rebecca S. Dahn                  By: /s/Albert T. Sabol
----------------------------        ----------------------------------
                                    Name: Albert T. Sabol
                                    Title: V.P. Finance

ATTEST                              CENTRAL SPRINK, INC., as
                                    Guarantor

/s/Rebecca S. Dahn                  By: /s/Albert T. Sabol
----------------------------        ----------------------------------
                                    Name: Albert T. Sabol
                                    Title: V.P.

                                    FIRST FIDELITY BANK, NATIONAL
                                    ASSOCIATION

                                    By:
                                    ----------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT A
                                    ---------
$11,750,000.00                                               December 21, 1994

         FOR VALUE RECEIVED, Central Sprinkler Company, a Pennsylvania corporation ("Maker"), hereby promises to pay to the order of CSC Finance Company, a Delaware corporation ("Payee"), the amount of ELEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($11,750,000), with interest thereon at the rate per annum equal to the prime rate charged by CoreStates Bank, N.A. or its successor.

         Interest accruing on this Note shall be paid quarterly in arrears beginning January 31, 1995. The principal amount of this Note, together with all interest that has then accrued thereon, shall be payable ON DEMAND upon the holder of this Note providing the Maker fifteen days' written notice.

         This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty.

         Payment received hereunder shall be applied first to the payment of interest and then to the payment of principal, unless otherwise agreed by the holder of this Note.

         Both principal and interest payments shall be made in lawful money of the United States at such place as the holder of this Note may from time to time direct.

         This Note may be assigned by Payee or any subsequent holder hereof at any time.

         In addition to and not in limitation of the foregoing, Maker further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due.

         Presentment for payment, demand, protest, dishonor and notice of dishonor are hereby waived.

         This Note shall be governed by and construed and enforced in accordance with the laws of Delaware.

                                   CENTRAL SPRINKLER COMPANY

Attest:

By: /s/Thomas J. Sharbaugh                      By: /s/George G. Meyer
-----------------------------                   --------------------------
Title: Assistant Secretary                      Title: President

                                   EXHIBIT B
                                   ---------

                            SUBORDINATION AGREEMENT
                            -----------------------

         THIS SUBORDINATION AGREEMENT, dated as of March 31, 1995, is among CENTRAL SPRINKLER COMPANY, a Pennsylvania corporation (the "Borrower"),
FIRST FIDELITY BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank"), and CSC FINANCE COMPANY, a Delaware corporation ("Subordinated Creditor").

                                   BACKGROUND
                                   ----------

         WHEREAS, the Bank and the Borrower are parties to a Loan Agreement, dated as of April 15, 1994 (together with all amendments and modifications thereto, the "Loan Agreement"), providing, subject to the terms and conditions thereof, for a loan made by the Bank to the Borrower in the amount of $10,000,000 (the "Loan"), which indebtedness is further evidenced by a Term Loan Note in the principal amount of $10,000,000 dated April 15, 1994 (the "Note"); and

         WHEREAS, except as otherwise herein expressly provided terms defined in the Note and Loan Agreement and used herein shall have the same meaning when used herein; and

         WHEREAS, the Bank has agreed to enter into that certain amendment to Loan Agreement dated as of the date hereof and to continue the extension of credit provided for in the Loan Agreement, and the Subordinated Creditor has agreed as required by the Loan Agreement to subordinate the Subordinated Debt to the Bank Debt (as each of such terms is hereinafter defined) in the manner and to the extent hereinafter provided.

          NOW, THEREFORE, incorporating the foregoing by reference, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. Subordination. The Subordinated Creditor hereby agrees that, except as and to the extent hereinafter provided, all Subordinated Debt is and shall be subordinate and subject in right of payment to the prior payment in full of the following obligations to the Bank (all such obligations to the Bank being referred to herein as the "Bank Debt"): (i) the Loan and other obligations of the Borrower to the Bank under the Loan Agreement and the Note, and (ii) all reimbursement obligations of Central Castings Corporation, a wholly-owned subsidiary of the Borrower, and the Borrower, with respect to any letter of credit which may be issued by the Bank to support a bond issue, including, without limitation, all obligations of the Borrower or Central Castings Corporation in respect of interest, fees and/or expenses accruing before or after the commencement of any bankruptcy, insolvency, or similar proceedings with respect to the Borrower or Central Castings Corporation. The Subordinated

Creditor further agrees that it will not ask, demand, sue for, take or receive from the Borrower, or from any guarantor or surety of the Subordinated Debt or any portion thereof, by set-off or in any other manner, payment of, and the Borrower hereby agres that it will not pay or give, the whole or any part of the Subordinated Debt, or any security therefor, unless or until all the Bank Debt shall have been fully paid. The Subordinated Creditor hereby directs the Borrower to, and the Borrower agrees that it will, make such prior payment of the Bank Debt to Bank. As used herein, "Subordinated Debt" shall mean all obligations for borrowed money of the Borrower or any subsidiary or affiliate thereof to the Subordinated Creditor, whether now existing or hereafter arising, including without limitation, all such obligations in respect of (1) the note dated December 21, 1994 payable by the Borrower to the Subordinated Creditor in the amount of $11,750,000 and any documents in connection therewith between the Borrower and the Subordinated Creditor (the "Subordinated Note");
(ii) interest accruing on any such obligations before or after the commencement of any bankruptcy, insolvency, or similar proceeding with respect to the Borrower. The obligations of the Borrower to the Subordinated Creditor shall remain Subordinated Debt notwithstanding any increase or decrease in the Bank Debt. Subordinated Debt shall include any obligations of the Borrower to the Subordinated Creditor which are modifications, renewals or refinancings of obligations which constitute Debt.


         2. Payments Permitted on Subordinated Debt. Anything in this Subordination Agreement to the contrary notwithstanding, the Borrower may make the following payments on the Subordinated Note: regularly scheduled payments of interest not in excess of the rate presently provided for in the Subordinated Note so long as no Event of Default, as defined in the Note or the Loan Agreement, has occurred, will occur with the passage of time or giving of notice or both.

         Except as provided in this Paragraph 2, the Borrower shall make no other or additional payments on the Subordinated Debt.

         3. Liens and Security Interests. The Borrower and the Subordinated Creditor represent, warrant and covenant that the Subordinated Debt is unsecured and shall at all times remain unsecured.

         4. Distributions. In furtherance of, and to make effective, the subordination provided for herein, the Subordinated Creditor further agrees as follows:

         (a) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof, to creditors of the Borrower, or upon any indebtedness of the Borrower, by reason of the liquidation, dissolution or other winding up, partial or complete, of the Borrower or its business, or any sale, receivership, insolvency or bankruptcy proceedings, or assignment for the benefit of creditors, or any proceeding by or against the Borrower for any relief under any bankruptcy or insolvency law or laws related to the relief of debtors, the adjustment of indebtedness, arrangements, reorganizations, compositions, or extensions, then and in any such event:

         (1) Any payment or distribution of any kind or character, whether in cash, securities or any other property which but for this Subordination Agreement would be payable or deliverable upon or with respect to any or all of the Subordinated Debt, shall instead be paid or delivered directly to Bank for application on the Bank Debt, whether then due or not due, until the Bank Debt shall have first been fully paid and satisfied; and

         (2) The Subordinated Creditor hereby irrevocably authorizes and empowers Bank to take any and all actions necessary or appropriate, in its name or in the name of the Subordinated Creditor, to enforce any and all claims upon or with respect to the Subordinated Debt, including without limitation, voting claims and filing appropriate proof of claims, and to demand, sue for, collect and receive any and all payments or distributions that may be payable or deliverable at any time upon or with respect to the Subordinated Debt. Notwithstanding the foregoing, this provision shall not serve to impose any affirmative obligation on the part of the Bank or its successors and assigns to take any action or pursue any claim on behalf of the Subordinated Creditor. Subordinated Creditor shall not attempt to hold the Bank liable and hereby waives any claims or cause of action it may otherwise have against the Bank as a result of any action taken or not taken by the Bank to enforce any and all claims in respect of the Subordinated Debt.

         (b) Should any payment not permitted under Section 2 hereof or distribution of security or proceeds of any security by received by the Subordinated Creditor upon or in respect of the Subordinated Debt prior to the payment in full of the Bank Debt, the Subordinated Creditor will forthwith deliver the same to Bank in precisely the form received (except for the endorsement or assignment of the Subordinated Creditor where necessary) for application on the Bank Debt, whether then due or not due, and, until so delivered, the same shall be held in trust by the Subordinated Creditor as property of Bank. In the event of the failure of the Subordinated Creditor to make any such endorsement or assignment, Bank, or any of its officers or employees, are hereby irrevocably appointed as attorney-in-fact for Subordinated Creditor and is authorized to make such endorsement or assignment on behalf of Subordinated Creditor.

         (c) The Subordinated Creditor agrees that it will not transfer, assign, pledge or encumber the Subordinated Debt or any part thereof or any instrument evidencing the same unless such instruments evidencing the same and the instrument of assignment specifically provide that the holder or assignee takes the Subordinated Debt subject to the provisions of this Subordination Agreement.

         5. Continuing Subordination, etc. The subordination effected by this Subordination Agreement is a continuing subordination, and the Subordinated Creditor hereby agrees that at any time and from time to time, without notice to and without impairing or affecting the subordination provisions of this Subordination Agreement or the obligations of the Subordinated Creditor hereunder:

         (a) The time for the Borrower's performance of or compliance with any of its obligations, covenants or agreements contained in the Note, the Loan Agreement and any other documents provided for thereby may be extended or such performance or compliance may be waived by Bank;

         (b) Any of the acts mentioned in the Note, the Loan Agreement and any other documents provided for thereby may be done;

         (c) The Note, the Loan Agreement and any other documents provided for thereby may be amended for the purpose of adding any provisions thereto or changing in any manner the rights of Bank or the Borrower thereunder;

         (d) Payment of the Bank Debt or any portion thereof may be extended or the Note may be renewed in whole or in part; and

         (e) The maturity of any of the Bank Debt may be accelerated, and any collateral security, guarantee or surety therefor may be exchanged, sold, surrendered, released, modified or otherwise dealt with in accordance with the terms of any present or future agreement between the Borrower or any guarantor or surety and Bank, including any agreement permitting the Bank to take unilateral action with respect thereto; and

         (f) The amount of the Bank Debt to which the Subordinated Debt is subordinated may be increased.

         6. Waiver of Notice. The Subordinated Creditor hereby unconditionally waives notice of the incurring of the Bank Debt or any part thereof in reliance by the Bank upon the subordination of the Subordinated Debt to the Bank Debt.

         7. Representations and Warranties. The Subordinated Creditor hereby represents and warrants that: (i) it has the necessary power and capacity to make and perform this Subordination Agreement and such making and performance have been duly authorized by all necessary action on the part of the Subordinated Creditor; (ii) the making and performance by the Subordinated Creditor of this Subordination Agreement does not and will not violate any provision of law or regulation or result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of its properties, revenues or assets pursuant to any indenture or other agreement or instrument to which it is a party or by which any of its properties amy be bound; and (iii) this Subordination Agreement is the legal, valid and binding obligation of the Subordinated Creditor in accordance with its terms.

         8. Default under Agreement. In the event of a breach of this Agreement by the Borrower or the Subordinated Creditor, the Bank, at its option, may accelerate the maturity of any or all of the Bank Debt.

         9. No Waiver and Counterparts.

         (a) No failure on the part of Bank to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. This Subordination Agreement may not be amended or modified except by written agreement of the Subordinated Creditor, the Borrower and the Bank. No consent or waiver hereunder shall be valid unless in writing and signed by Bank.

         (b) This Subordination Agreement may be executed in any number of identical counterparts each of which, when executed by one of the parties hereto, shall be considered to be an original.

         10. Successors and Assigns. This Subordination Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

         11. Governing Law. This Subordination Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania.

         12. Entire Agreement. This subordination Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporary agreements, commitments and understandings between the parties with respect to the subject matter hereof.

         13. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceabiality of any other provision.

         14. Notices. Every notice and communication under this Agreement shall be in writing and shall be given bya either (i) hand-delivry, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly bya any of the methods specified in clauses (i), (ii) and
(iii) of this sentence, to the following addresses:

                    If to the Subordinated Creditor:

                    CSC  Finance  Company
                    1105 N. Market St., Suite 1300
                    Wilmington, DE  19809
                    Attn:  Edward   Jones
                    Fax:   302-427-7663


                    If to  the  Borrower:

                    Central Sprinkler Company
                    451 N. Cannon  Ave.
                    Lansdale, PA   19446
                    Attn:  Albert T. Sabol
                    Fax:   215-362-5385


                    If to the Bank:

                    First Fidelity Bank, National Association
                    Broad & Walnut Streets
                    Philadelphia, PA  19109
                    Attn:  Thomas Saunders, Vice President
                    Fax:   215-985-3719

         Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery.

         A party may change its address by giving written notice to the other parties as specified herein.

         IN WITNESS WHEREOF, this Subordination Agreement has been duly executed as of the day and year first above written.

                                          CSC FINANCE COMPANY, as
                                          Subordinated Creditor


                                          By: /s/Albert T. Sabol
                                              ------------------------------
                                          Title: Vice President
                                                 ---------------------------



                                          CENTRAL SPRINKLER COMPANY, as
                                          Borrower

                                          By: /s/Albert T. Sabol
                                              ------------------------------
                                          Title: Vice President
                                                 ---------------------------

          FIRST FIDELITY BANK, NATIONAL ASSOCIATION

          By: /s/Thomas J. Saunders
              ----------------------
          Title: Executive V.P.
                 -------------------